Exhibit 10(c)
                        Written Consent of Ruth B. Lurie




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April 28, 1998




Great-West Life & Annuity Insurance Company
8515 East Orchard Road
Englewood, CO 80111

RE:   Retirement Plan Series Account

Ladies and Gentlemen:

   I hereby consent to the use of my name under the caption "Legal Opinions" in the Prospectus for Retirement Plan Series Account contained in the Registration Statement Form N-4 filed by Great-West Life & Annuity Insurance Company and Retirement Plan Series Account with the Securities and Exchange Commission under the Securities Act of 1933 and the Investment Company Act of 1940 and the amendments thereto.


                            Sincerely,

                            /s/ Ruth B. Lurie

                            Ruth B. Lurie
                            Vice President, Counsel and
                            Associate Secretary